Exhibit 15



[PricewaterhouseCoopers LLP letterhead]





Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
     33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
     33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861, 33-61107,
     33-62227, 33-64605, 33-64607, 333-02407, 333-02735, 333-20725, 333-27993,
     333-28181, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733,
     333-47735, 333-49545, 333-49547, 333-49551, 333-52399, 333-58695,
     333-58697, and 333-58701 on Form S-8, and 2-42133, 33-32641, 33-40638,
     33-43085, 33-55474, 33-55171, 33-64247, and 333-14297 on Form S-3


We are aware that our report dated July 14, 1998 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended June 30, 1998 and 1997 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 will be incorporated by reference in the Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan
July 14, 1998